PROXY AGREEMENT
(English Translation)

This Proxy Agreement (the “Agreement”) is entered into as of 09/08/2004 between Harbin ZhongQiang Power-Tech Co., Ltd. a company incorporated under the laws of the PRC, (“Party A” or “Proxy Holder”), and Heilongjiang ZhongQiang Power-Tech Co., Ltd., a company with joint stock limited liability organized under the laws of the PRC (‘Party B”), with a registered address at No.1 Weiyou Road, Economy and Technology Development zone, Shuangcheng City, Heilongjiang Province, China (150100), (“Party B“), Mr. Zhiguo Fu, chairman and shareholder of Party B (“Chairman”), and each of the parties listed on Appendix 1 of this Agreement (“Shareholders”). In this Agreement, Party A, Party B, the Chairman and the Shareholders are referred to collectively in this Agreement as the “Parties” and each of them is referred to as a ”Party”.

RECITALS

A.
The Chairman and the Shareholders hold a majority of the outstanding shares of Heilongjiang ZhongQiang Power-Tech Co., Ltd, a company with joint stock limited liability organized under the laws of the PRC (the “Company”);

B.
The Chairman and each of the Shareholders are willing to entrust the person designated by the Proxy Holder with their voting rights (with respect to shares held by each such party) without any limitations, at any shareholder meeting of the Company.

NOW THEREFORE, the parties agree as follows:

1.
The Chairman hereby agrees to irrevocably grant the person designated by the Proxy Holder with the right to exercise his shareholder voting rights and other shareholder right, including the attendance at and the voting of such shares at the shareholder’s meeting of Company (or by written consent in lieu of a meeting) in accordance with applicable laws and its Article of Association, including but not limited to the rights to sell or transfer all or any of his equity interests of the Company, and appoint and vote the directors and Chairman as the authorized representative of the shareholders of Company.

2.
The Proxy Holder agrees to designate the person who accepts the authority granted by the Chairman pursuant to the Article 1 of this Agreement, and the designated person shall represent the Chairman to exercise the Chairman’s shareholder voting rights and other shareholder rights pursuant to this Agreement.

3.
Each Shareholder hereby agrees to irrevocably grant the person designated by the Proxy Holder with the right to exercise his, her or its shareholder voting rights and other shareholder right, including the attendance at and the voting of such shares at the shareholder’s meeting of Company (or by written. consent in lieu of a meeting) in accordance with applicable laws and its Articles of Association, including but not limited to the rights to sell or transfer all or any of his equity interests of the Company, and appoint and vote the directors and the Chairman as the authorized representative of the shareholders of Company.

4.
The Proxy Holder agrees to designate the person who accepts the authority granted by the Shareholders hereunder pursuant to the Article 1 of this Agreement, and the designated person shall represent the Shareholders to exercise the Shareholders’ voting rights and other shareholder rights pursuant to this Agreement.

5.
The Chairman and the Shareholders hereby acknowledge that, whatever any change with the equity interests of Company, they shall both entrust the person designated by the Proxy Holder with all shareholder’s voting rights and all the rights of shareholders; if the Chairman and the Shareholders transfer their equity interests of Company to any individual or company, the Proxy Holder, or the individuals or entities designated by the Proxy Holder (the “Transferee”), they shall compel and assure that such Transferee sign an agreement with the same terms and conditions of this Agreement granting the Proxy Holder the shareholder rights of Transferee.

6.
The Chairman and the Shareholders hereby acknowledge that the obligations of the Chairman and the Shareholders under this Agreement are separate, and if one such party shall no longer be a shareholder of the Company, the obligations of the other party shall remain intact.

7.
The Chairman and the Shareholders hereby acknowledge that if the Proxy Holder withdraws the appointment of the relevant person, the Proxy Holder will withdraw the appointment and authorization to this person and authorize other persons, in substitution, designated by the Proxy Holder for exercising shareholder voting rights and other rights of themselves at the shareholder meetings of the Company.

8.	This Agreement has been duly executed by the parties’ authorized representatives as of the date first set forth above and shall be effective simultaneously.

9.	The effective term shall be ten (10) years and may be extended by the written agreement among the Parties upon the expiration of this Agreement

10.	Any amendment and/or rescission shall be agreed by the Parties in writing.

IN WITNESS WHEREOF each party hereto have caused this Agreement to be duly executed by itself or a duly authorized representative on its behalf as of the date first written above.

PARTY A:

Harbin ZhongQiang Power-Tech Co., Ltd

By: /s/ Zhiguo Fu

Name: Zhiguo Fu
Title:   Chairman

PARTY B:

Heilongjiang ZhongQiang Power-Tech Co., Ltd.

By: /s/ Zhiguo Fu

Name: Zhiguo Fu
Title:   Chairman

CHAIRMAN:

/s/Zhiguo Fu

SHAREHOLDERS:

/s/Zhiguo Fu

/s/Xiuhua Tang

/s/Dongmei Chen

/s/Guifen Zuo

/s/Huanyu Wang

/s/Yaozhen Li

/s/Yaman Tao

/s/Guohua Wan

/s/Guopeng Gao

/s/Hongjun Si

/s/Jianjun Chen

/s/Lijian Gao

/s/Ping Gong

/s/Min Wang

/s/Chunli Tian

/s/Shuqin Ai